Exhibit 99.1

Sensei Biotherapeutics Reports Full Year 2025 Financial Results and Provides Corporate Update

Faeth acquisition adds PIKTOR, an all-oral combination product candidate targeting multiple nodes of the PI3K/AKT/mTOR pathway

$200 million private placement supports key clinical milestones in endometrial and breast cancer

BOSTON, Mass., March 30, 2026 — Sensei Biotherapeutics, Inc. (Nasdaq: SNSE) today reported financial results for the full year ended December 31, 2025, following its previously announced acquisition of Faeth Therapeutics and concurrent $200 million private placement. The financing, together with the Company’s cash on hand, is expected to support advancement of PIKTOR through key clinical milestones, including topline data readouts from both the ongoing Phase 2 trial in advanced endometrial cancer (Study FTH-PIK-201) and the planned Phase 1b trial in HR+/HER2- advanced breast cancer (Study FTH-PIK-101).

Acquired through the Faeth transaction, PIKTOR is now Sensei’s lead program. The investigational, proprietary, all-oral combination of serabelisib and sapanisertib is designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway through PI3K-alpha and dual mTORC1/2 targeting.

“2025 was a year of focus and discipline for Sensei, and with the addition of Faeth and injection of new capital, we are entering 2026 with a clear path forward,” said Christopher Gerry, President & General Counsel of Sensei Biotherapeutics. “We are now focused on advancing PIKTOR through key clinical milestones, including topline data from the ongoing Phase 2 trial in advanced endometrial cancer and initiation of the planned Phase 1b trial in HR+/HER2- advanced breast cancer, both expected by year-end 2026.”

“The data to date suggest PIKTOR may achieve more comprehensive pathway suppression than single-node approaches, with an emerging tolerability profile that compares favorably to existing therapies, highlighting its potential to address significant unmet need in multiple solid tumor indications,” said Anand Parikh, Chief Operating Officer of Sensei Biotherapeutics. “We are focused on disciplined execution as we advance PIKTOR through clinical trials in endometrial and breast cancer, with additional opportunities in ovarian and lung cancer.”

Full Year 2025 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $21.2 million as of December 31, 2025 as compared to $41.3 million as of December 31, 2024.

Research and Development (R&D) Expenses: R&D expenses were $11.0 million for the year ended December 31, 2025, compared with $18.6 million for the year ended December 31, 2024. The decrease in R&D expenses was primarily attributable to reduced costs across personnel, facilities, lab supplies, clinical trials, and manufacturing.

General and Administrative (G&A) Expenses: G&A expenses were $11.3 million for the year ended December 31, 2025, compared to $13.0 million for the year ended December 31, 2024. The decrease in G&A expense was primarily attributable to lower personnel costs, partially offset by higher restructuring costs in 2025 and higher consulting costs.

Net Loss: Net loss was $21.1 million, or $(16.72) per basic and diluted share, for the year ended December 31, 2025, compared with a net loss of $30.2 million, or $(24.01) per basic and diluted share, for the year ended December 31, 2024.

Weighted-average common shares outstanding, basic and diluted, were 1,260,772 for the year ended December 31, 2025, compared with 1,255,776 for the year ended December 31, 2024.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	Year Ended 2025	Year Ended 2024
Operating expenses:
Research and development	$10,960	$18,627
General and administrative	11,328	13,036
Long-lived asset impairment	—	951

Total operating expenses	22,288	32,614

Loss from operations	(22,288)	(32,614)
Total other income	1,203	2,457

Net loss	$(21,085)	(30,157)

Net loss attributable to common stockholders	(21,085)	(30,157)

Net loss per share, basic and diluted	$(16.72)	$(24.01)

Weighted-average common shares outstanding, basic and diluted	1,260,772	1,255,776

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$8,668	$9,994
Marketable securities	12,516	31,341
Total assets	22,902	45,361
Total liabilities	4,310	6,975
Total stockholders’ equity	18,592	38,386

About Sensei Biotherapeutics

Sensei Biotherapeutics, Inc. (Nasdaq: SNSE) is a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. Following the acquisition of Faeth Therapeutics, Sensei’s lead program is PIKTOR, an investigational multi-node inhibitor of the PI3K/AKT/mTOR pathway in development for endometrial and breast cancer. Sensei is also completing a Phase 1/2 trial of solnerstotug, its V-domain Ig suppressor of T cell activation (VISTA) inhibitor, in patients with advanced solid tumors. Sensei intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, please visit www.senseibio.com and follow the company on X @SenseiBio and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Sensei and Faeth, including the acquisition of Faeth by Sensei (the “Transaction”) and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Transaction, including the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the company’s pipeline, including its ongoing clinical trials, research and development programs and the expected timing for key milestones; the potential benefits of PIKTOR; and expectations regarding the use of proceeds from the concurrent financing and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company or the Transaction will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” and “Summary of Risk Factors” in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Faeth, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

Investor Contact:

Stephanie Ascher, Precision AQ

Stephanie.ascher@precisionaq.com

Media Contact:

Patrick Schmidt, Consort Partners

senseibio@consortpartners.com